As filed with the Securities and Exchange Commission on October 9, 1997
                                                     REGISTRATION NO. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                   STARTEC GLOBAL COMMUNICATIONS CORPORATION
            (Exact name of Registrant as specified in its charter)

                  MARYLAND                        4813                    52-1660985
    (State or other Jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
    Incorporation or Organization)    Classification Code Number)    Identification Number)

                               ----------------

            10411 MOTOR CITY DRIVE                               RAM MUKUNDA
              BETHESDA, MD 20817                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                (301) 365-8959                              10411 MOTOR CITY DRIVE
   (Address, Including Zip Code, and Telephone                BETHESDA, MD 20817
  Number, Including Area Code, of Registrant's                  (301) 365-8959
            Principal Executive Offices)            (Name, Address, Including Zip Code, and
                                                   Telephone Number, Including Area Code, of
                                                              Agent for Service)

                               ----------------
                                  COPIES TO:

              Thomas L. Hanley, Esq.                John L. Sullivan, III, Esq.
              Robert B. Murphy, Esq.                    David L. Kaye, Esq.
           Yolanda Stefanou Faerber, Esq.           Venable, Baetjer & Howard LLP
  Shulman, Rogers, Gandal, Pordy & Ecker, P.A.     2010 Corporate Ridge, Suite 400
              11921 Rockville Pike                        McLean, VA 22102
               Rockville, MD 20852                         (703) 760-1600
                 (301) 230-5200

                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-32753

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                                      PROPOSED
                                                                                      MAXIMUM
                                                                  PROPOSED           AGGREGATE         AMOUNT OF
     TITLE OF EACH CLASS OF              AMOUNT TO BE         MAXIMUM OFFERING        OFFERING        REGISTRATION
   SECURITIES TO BE REGISTERED            REGISTERED           PRICE PER SHARE         PRICE              FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ......    287,500 Shares(1)      $   12.00(2)      $  3,450,000(2)      $ 1,046

--------------------------------------------------------------------------------
(1) Includes 37,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

                                EXPLANATORY NOTE

     This Registration Statement, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, incorporates by reference the information contained in the Registration Statement on Form S-1 (File No. 333-32753) filed by Startec Global Communications Corporation with the Securities and Exchange Commission and declared effective on October 8, 1997.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


 EXHIBIT
 NUMBER                                     DESCRIPTION OF EXHIBIT
--------   -----------------------------------------------------------------------------------------
  5.1*     Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. with respect to the Registrant's
           Common Stock.
  23.1*    Consent of Arthur Andersen LLP.
  23.2*    Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in Exhibit 5.1).
  24.1     Power of Attorney (incorporated by reference to the Company's Registration Statement on
           Form S-1 (File No. 333-32753)).

----------
* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia, on the 8th day of October, 1997.

                              STARTEC GLOBAL COMMUNICATIONS CORPORATION




                              By: /s/ Ram Mukunda
                                 ------------------------------------
                                 Ram Mukunda
                                 President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registrant has duly caused this Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia, on the 6th day of October, 1997.


        SIGNATURES                             TITLE                           DATE
---------------------------   ----------------------------------------   ----------------
    /s/ Ram Mukunda           President, Chief Executive Officer,         October 8, 1997
-------------------------     Treasurer and Director (Principal
        Ram Mukunda           Executive Officer)



    /s/    *                  Senior Vice President, Chief Financial      October 8, 1997
-------------------------     Officer, Secretary and Director
    Prabhav V. Maniyar       (Principal Financial and Accounting
                              Officer)



    /s/    *                  Director                                    October 8, 1997
-------------------------
     Vijay Srinivas



*By:   /s/ Ram Mukunda
     --------------------
       Attorney-in-Fact

                                                                     Exhibit 5.1


                                    LAW FIRM
                  SHULMAN, ROGERS, GANDAL, PORDY & ECKER, P.A.

                        11921 ROCKVILLE PIKE, THIRD FLOOR
                            ROCKVILLE, MD 20852-2743

                                  (301)230-5200
                            TELECOPIER (301)230-2891
                                TDD (301)230-6570


                                 October 8, 1997


Startec Global Communications Corporation
10411 Motor City Drive
Bethesda, MD 20817

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as counsel to Startec Global Communications Corporation, a Maryland corporation (the "Company"), in connection with the registration of 287,500 shares of the Company's Common Stock, par value $0.01 per share, including 37,500 shares subject to an over-allotment option (collectively, the "Shares"), pursuant to a Registration Statement on Form S-1, (the "Abbreviated Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-1 (File No. 333-32753)(the "Initial Registration Statement") declared effective on October 8, 1997 by the Securities and Exchange Commission.

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company, and when issued, delivered and paid for in accordance with the terms of the underwriting agreement filed as Exhibit 1.1 to the Initial Registration Statement, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Abbreviated Registration Statement, and we consent to the use of our name under the caption "Legal Maters" in the Prospectus forming a part of the Initial Registration Statement.



                                                     Very truly yours,

                                                     /s/ SHULMAN, ROGERS, GANDAL
                                                       PORDY & ECKER, P.A.